UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)—August 17, 2021
ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 279-5700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:		Trading Symbol(s)	Name of exchange on which registered
Common Shares	$0.01 par value per share	AGO	New York Stock Exchange
Assured Guaranty Municipal Holdings Inc. 6.25% Notes due 2102 (and the related guarantee of Registrant)		AGO PRE	New York Stock Exchange
Assured Guaranty Municipal Holdings Inc. 5.60% Notes due 2103 (and the related guarantee of Registrant)		AGO PRF	New York Stock Exchange
Assured Guaranty US Holdings Inc. 5.000% Senior Notes due 2024 (and the related guarantee of Registrant)		AGO 24	New York Stock Exchange
Assured Guaranty US Holdings Inc. 3.150% Senior Notes due 2031 (and the related guarantee of Registrant)		AGO/31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.
Regulation FD.

On September 27, 2021, Assured Guaranty Municipal Holdings Inc. (“AGMH”), a subsidiary of Assured Guaranty Ltd. (“AGL”) (NYSE: AGO), will redeem (1) all $100,000,000 outstanding principal amount of its 5.60% Notes due July 15, 2103 (CUSIP 04623A403) (NYSE Trading Symbol: AGO PRF) (the “AGMH Notes due 2103”) and (2) all remaining $130,000,000 of its 6.25% Notes due November 1, 2102 (CUSIP 04623A304) (NYSE Trading Symbol: AGO PRE) (the “AGMH Notes due 2102” and, together with the AGMH Notes due 2103, the “AGMH Securities”).

On September 27, 2021, Assured Guaranty US Holdings Inc. (“AGUS”), a subsidiary of AGL, will redeem $170,000,000 of the outstanding principal amount of its 5.000% Senior Notes due July 1, 2024 (CUSIP 04621WAC4) (NYSE Trading Symbol: AGO 24) (the “AGUS Notes due 2024” and, together with the AGMH Securities, the “Securities”). After giving effect to the partial redemption, there will be $330,000,000 principal amount of the AGUS Notes due 2024 outstanding.

The redemption price for the Securities to be redeemed will be 100% of the principal amount of the Securities; provided that in the case of the AGUS Notes due 2024, if greater, the redemption price will be the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (excluding interest accrued to the redemption date) from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 40 basis points. In addition, the redemption price for the Securities to be redeemed will include accrued and unpaid interest to, but excluding, the redemption date of September 27, 2021. On and after the redemption date, interest will cease to accrue on the AGMH Securities and on the portion of the AGUS Notes due 2024 selected for redemption.
Payment of the redemption price for the Notes will be made through the facilities of The Depository Trust Company. U.S. Bank National Association. is the trustee and paying agent for the AGMH Securities. The Bank of New York Mellon Trust Company, N.A. is the trustee and paying agent for the AGUS Notes due 2024.

A notice of redemption will be issued to holders of the Securities. This Form 8-K shall not constitute a notice of redemption nor does it constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01
Other Events

On August 17, 2021, Assured Guaranty US Holdings Inc. agreed to sell in a public offering $400,000,000 million of 3.600% Senior Notes due 2051. The notes will be fully and unconditionally guaranteed by Assured Guaranty Ltd.

Attached as Exhibit 1.1 is a copy of the underwriting agreement relating to such public offering. Attached as Exhibit 4.1 is the form of the Officer’s Certificate related to 3.600% Senior Notes due 2051, containing the Form of 3.600% Senior Notes due 2051 as Exhibit A. Attached as Exhibits 5.1 and 5.2 are certain opinions related to the notes and the guarantee.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 17, 2021, by and among Assured Guaranty US Holdings Inc., Assured Guaranty Ltd. and the representatives of the underwriters named in Schedule A thereto
4.1	Form of Officer’s Certificate related to 3.600% Senior Notes due 2051, containing Form of 3.600% Senior Notes due 2051 as Exhibit A.
5.1	Opinion of Conyers Dill & Pearman Limited

5.2	Opinion of Mayer Brown LLP
23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
23.2	Consent of Mayer Brown LLP (included in Exhibit 5.2)
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assured Guaranty Ltd.

By:	/s/ ROBERT A. BAILENSON
Name: Robert A. Bailenson Title: Chief Financial Officer
DATE: August 20, 2021

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